For Immediate Release

Contact:

Dennis Craven (Company) Jerry Daly or Carol McCune

Chief Financial Officer Daly Gray (Media)

(561) 227-1302 (703) 435-6293

Innkeepers USA Trust Cancels First-Quarter 2007 Earnings Conference Call

PALM BEACH, Fla., May 1, 2007-Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today announced that, as a result of its pending acquisition by affiliates of Apollo Investment Corp., the 2007 first quarter earnings conference call scheduled for May 8 at 10 a.m. ET has been cancelled. The company will release first quarter financial results on May 8 as scheduled prior to the market opening.

Innkeepers USA Trust owns 74 hotels with a total of 9,808 rooms or suites and one 355-room hotel in which it owns a 49 percent equity interest in 21 states and Washington, D.C., and focuses on acquiring or developing premium-branded upscale extended-stay and select-service hotels, the core of the company's portfolio; selected full-service hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry's leading brands. For more information about Innkeepers USA Trust, visit the company's web site at www.innkeepersusa.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-

- more -

Innkeepers

looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the possibility of delays in Innkeepers' release of first quarter financial results. Additional information or factors which could impact the company and the forward-looking statements contained herein are included in Innkeepers' filings with the Securities and Exchange Commission. Innkeepers assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.